                                                                   Exhibit 10.25

                             EMPLOYMENT AGREEMENT

DATE:          November 3, 1998

PARTIES:       Real Education, Inc., a Colorado corporation   (the "Company")

               Mark Brodsky, a resident of Colorado           (the "Employee")

RECITAL:

          The Company is engaged in the business of online web production, online education and online training. The Company desires to employ and retain the unique experience, abilities, and services of Employee as Regional Vice President.

AGREEMENT:

The parties agree as follows:

1)   EMPLOYMENT

     a)   Term.  The term of this Employment Agreement (the "Agreement") shall
          ----
          commence on November 4, 1998 and terminate on December 31, 1999 (the "Initial Term"), or until termination in accordance with Section 5 of this Agreement. The term of this Agreement shall be extended automatically for successive periods of one (1) year each ("Renewal Term") after the expiration of the Initial Term and any subsequent Renewal Term, unless either (i) the Company provides the Employee, or the Employee provides the Company, with written notice to the contrary at least thirty (30) days prior to the end of the Initial Term or any Renewal Term or (ii) the Employee is no longer employed by the Company at the end of the Initial Term or the Renewal Term, as appropriate.

     b)   Duties.  Company shall employ Employee as Regional Vice President.
          ------
          Employee accepts employment with the Company on the terms and conditions set forth in this Agreement, and agrees to devote his full time and attention (reasonable periods of illness excepted) to the performance of his duties under this Agreement. In general, such duties shall consist of sale and promotion of the Company's services for the creation of a complete online campus and delivery of educational content over the Internet, and acting as a liaison between the Company and the Company's clients. Employee shall perform such specific duties and shall exercise such specific authority as set forth in Schedule A attached hereto. In performing such duties, Employee shall be subject to the direction and control of the Vice President of the Employee's Department, the Executive Committee and the President of the Company. Employee further agrees that in all
                                        -----------------------------------
          aspects of such employment, Employee shall comply with the policies,
          --------------------------------------------------------------------
          standards, and regulations of the Company established from time to
          ------------------------------------------------------------------
          time, and shall perform his duties faithfully, intelligently, to the
          --------------------------------------------------------------------
          best of his ability, and in the best interest of the Company. The
          ------------------------------------------------------------
          devotion of reasonable periods of time by Employee for personal purposes or charitable activities shall not be deemed a breach of this Agreement, provided that such purposes or activities do not materially interfere with the services required to be rendered to or on behalf of the Company; however, any outside business activities that are not
                       -----------------------------------------------------
          first submitted in writing to the President of the Company, and
          ---------------------------------------------------------------
          approved in writing by the President shall be deemed a breach of this
          ---------------------------------------------------------------------
          Agreement.
          ---------

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2)  COVENANT NOT TO COMPETE; CONFIDENTIALITY

     a)   Noncompetition.  During the term of this Agreement and for a period of
          --------------
          twelve (12) months after the termination of this Agreement, Employee shall not, within the United States or Canada, directly or indirectly,
          (1) own (as a proprietor, partner, stockholder, or otherwise) an interest in, or (2) participate (as an officer, director, or in any other capacity) in the management, operation, or control of, or (3) perform services as or act in the capacity of an employee, independent contractor, consultant, or agent of any enterprise engaged, directly
                                                                      --------
          or indirectly, in the online education or online training business or
          ---------------------------------------------------------------------
          in competition with any other business conducted by the Company except
          ----------------------------------------------------------------------
          with the prior written consent of the President of the Company; or,
          ---------------------------------------------------------------
          (4) directly or indirectly, contact, solicit or direct any person, firm, or corporation to contact or solicit, any of the Company's customers, prospective customers, or business brokers for the purpose of selling or attempting to sell, any products and/or services that are the same as, or similar to, the products and services provided by the Company to its customers during the term hereof. In addition, the Employee will not disclose the identity of any such business brokers, customers, or prospective customers, or any part thereof, to any person, firm, corporation, association, or other entity for any reason or purpose whatsoever; and solicit or accept if offered to her, with or without solicitation, on his own behalf or on behalf of any other person, the services of any person who is an employee of the Company, nor solicit any of the Company's employees to terminate employment with the Company, nor agree to hire any employee of the Company into employment with himself or any company, individual or other entity

     b)   Confidentiality.  Employee acknowledges and agrees that all product
          ---------------
          specifications, product planning information, lists of the Company's customers and suppliers, financial information, and other Company data related to its business ("Confidential Information") are valuable assets of the Company. Except for information that is a matter of public record, Employee shall not, during the term of this Agreement or after the termination of employment with the Company, disclose any Confidential Information to any person or use any Confidential Information for the benefit of Employee or any other person, except with the prior written consent of the Company.

     c)   Ideas, Inventions.  The Employee recognizes and agrees that all ideas,
          -----------------
          inventions, enhancements, plans, writings, and other developments or improvements (the "Inventions") conceived by the Employee, alone or with others, during the term of his employment, whether or not during working hours, that are within the scope of the Company's business operations or that relate to any of the Company's work or projects, are the sole and exclusive property of the Company. The Employee further agrees that (1) he will promptly disclose all Inventions to the Company and hereby assigns to the Company all present and future rights he has or may have in those Inventions, including without limitation those relating to patent, copyright, trademark or trade secrets; and (2) all of the Inventions eligible under the copyright laws are "work made for hire." At the request of and without charge to the Company, the Employee will do all things deemed by the Company to be reasonably necessary to perfect title to the Inventions in the Company and to assist in obtaining for the Company such patents, copyrights or other protection as may be provided under law and desired by the Company, including but not limited to executing and signing any and all relevant applications, assignments or other instruments. Notwithstanding the foregoing, the Company hereby notifies the Employee that the provisions of this Section 2)c) shall not apply to any Inventions for which no

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          equipment, supplies, facility or trade secret information of the
          Company was used and which were developed entirely on the Employee's own time, unless (1) the Invention relates (i) to the business of the Company, or (ii) to actual or demonstrably anticipated research or development of the Company, or (2) the Invention results from any work performed by the Employee for the Company.

     d)   Return of Documents. Employee acknowledges and agrees that all
          -------------------
          originals and copies of records, reports, documents, lists, plans, drawings, memoranda, notes, and other documentation related to the business of the Company or containing any Confidential Information shall be the sole and exclusive property of the Company, and shall be returned to the Company upon the termination of employment with the Company or upon the written request of the Company.

     e)   Injunction. Employee agrees that it would be difficult to measure
          ----------
          damage to the Company from any breach by Employee of Section 2)a),
          2)b), or 2)c) and that monetary damages would be an inadequate remedy for any such breach. Accordingly, Employee agrees that if Employee shall breach or take steps preliminary to breaching Section 2)a),
          2)b), or 2)c), the Company shall be entitled, in addition to all other remedies it may have at law or in equity, to an injunction or other appropriate orders to restrain any such breach, without showing or proving any actual damage sustained by the Company.

     f)   No Release. Employee agrees that the termination of employment with
          ----------
          the Company or the expiration of the term of this Agreement shall not release Employee from any obligations under Section 2)a), 2)b), 2)c),
          2)d), or 2)e).

3)   COMPENSATION

     a)   Base Compensation; Bonus Compensation. In consideration of all
          -------------------------------------
          services to be rendered by Employee to the Company, the Company shall pay to Employee compensation as described on Schedule A of this Agreement.

     b)   Other Benefits.  Employee has been provided with a brochure that
          --------------
          provides a brief, general description of the Company's benefits. Employee agrees and acknowledges that the benefits provided by the Company may be changed or amended from time to time, and at any time, at the sole discretion of the Company.

4)   COMPANY POLICIES

     a)   General Policy Descriptions.  Employee has been provided with the Real
          ---------------------------
          Education Employee Benefits Summary, which includes descriptions of Medical Insurance and Prescription Card, Dental Insurance, Flexible Reimbursement Program, Personal Days, Paid Holidays, Direct Deposit, Bonus Programs, Employee Referral Program and Smoke Free Work Environment. Additional policies and standards of the Company will be provided to Employee during the New Employee Orientation.

     b)   Abide by All Policies Established by the Company. Employee agrees to
          ------------------------------------------------
          abide by all policies, standards and regulations of the Company.

     c)   Changes to Company Policies. Employee agrees and acknowledges that the
          ---------------------------
          Company's policies may be created, eliminated, changed or amended from time to time, and at any time, at the sole discretion of the Company.

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5)   TERMINATION

     a)   Termination By Notice.  At any during the term of this Agreement, the
          ---------------------
          employment of Employee by the Company may be terminated by the Employee by providing with two weeks written notice of resignation to the Company. At any time beginning ninety (90) days after the date of this Agreement, the employment of Employee by the Company may be terminated by the Company upon the giving written notice to the Employee and providing the Employee with the severance pay equal to approximately one week of Employee's base salary. This Agreement may be terminated at any time upon the mutual agreement of the Company and Employee.

     b)   Immediate Termination.  The employment of Employee by the Company may
          ---------------------
          be terminated immediately in the sole discretion of the either the President, a Vice President or the Board of Directors of the Company upon the occurrence of any one of the following events:

          i)   Any time during the first 90 days of this Agreement;

          ii) After Employee receives written notice of conduct which is in violation of policies, standards, and regulations of the Company as established from time to time, and after a reasonable period of time to correct the conduct, the Employee willfully fails or refuses to comply, in a material manner, with the policies, standards, and regulations of the Company;

          iii) Employee engages in fraud, dishonesty, or any other act of material misconduct in the performance of Employee's duties on behalf of the Company;

          iv) Employee fails to perform any material provision of this Agreement to be performed by Employee, provided however, that if such breach can be cured, the Employee will receive reasonable, written notice of breach and opportunity to cure such breach.

          v)   Employee violates one or more of the rules identified on Schedule
               C.

6)   REPRESENTATIONS AND WARRANTIES OF EMPLOYEE

     a)   No Other Employment Agreements. Employee represents and warrants to
          ------------------------------
          the Company that there is no employment contract or any other contractual obligation to which Employee is subject, which prevents Employee from entering into this Agreement or from performing fully Employee's duties under this Agreement.

     b)   Special Needs. There are no special accommodations required to be
          -------------
          made by Company for Employee to perform his duties and responsibilities.

7)   MISCELLANEOUS PROVISIONS

     a)   Binding Effect.  This Agreement shall be binding on and inure to the
          --------------
          benefit of the parties and their heirs, personal representatives, successors, and assigns.

     b)   Notices.  Any notice, election, waiver, consent, acceptance or other
          -------
          communication required or permitted to be given under this Agreement shall be in writing and shall be

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          hand delivered, transmitted via fax, by e-mail or sent via nationally recognized third party delivery (such as Federal Express or UPS) for next day delivery, addressed to the parties as follows:

          If to Company:
          --------------

          Real Education, Inc.
          Attn:  John V. Helmick
          10200 "A" East Girard Ave.
          Denver, Colorado 80231
          Fax: 1-303-873-7449

          If to Employee:
          ---------------

          Mark Brodsky
          10200 "A" East Girard Ave.
          Denver, Colorado 80231
          Fax: 1-303-873-7449

          Any notice or other communication shallbe deemed to be given at the date the notice is hand delivered to the indthe date the notice is sent via fax, or the date following the date of deposit with any nationally recognized third party delivery (such as Federal Express or UPS) for next day delivery to the addressee. The addresses to which notices or other communications shall be sent may be changed from time to time by giving written notice to the other party as provided in this Paragraph.

     c)   Amendments.  This Agreement may be amended only by an instrument in
          ----------
          writing executed by all the parties.

     d)   Entire Agreement. This Agreement (including the schedules) sets forth
          ----------------
          the entire understanding of the parties with respect to the subject matter of this Agreement and supersedes any and all prior understandings and agreements, whether written or oral, between the parties with respect to such subject matter.

     e)   Counterparts. This Agreement may be executed by the parties in
          ------------
          separate counterparts, each of which when executed and delivered shall be an original, but all of which together shall constitute one and the same instrument. Fax signatures shall have the same effect as an original signature.

     f)   Severability.  If any provision of this Agreement shall be invalid or
          ------------
          unenforceable in any respect for any reason, the validity and enforceability of any such provision in any other respect and of the remaining provisions of this Agreement shall not be in any way impaired; provided, however, that the parties will attempt to agree upon a valid and enforceable provision which shall be a reasonable substitute for each invalid provision or unenforceable provision in light of the tenor of this Agreement and, upon so agreeing, shall incorporate such substitute provision into this Agreement.

     g)   Waiver.  A provision of this Agreement may be waived only by a written
          ------
          instrument executed by the party waiving compliance. No waiver of any provision of this Agreement shall constitute a waiver of any other provision, whether or not similar, nor s hall any

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          waiver constitute a continuing waiver. Failure to enforce any provision of this Agreement shall not operate as a waiver of such provision or any other provision.

     h)   Further Assurances.  From time to time, each of the parties shall
          ------------------
          execute, acknowledge, and deliver any instruments or documents necessary to carry out the purposes of this Agreement.

     i)   No Third-Party Beneficiaries.  Nothing in this Agreement, express or
          ----------------------------
          implied, is intended to confer on any person, other than the parties to this Agreement, any right or remedy of any nature whatsoever.

     j)   Expenses.  Except as otherwise provided herein, each party shall bear
          --------
          its own expenses in connection with this Agreement and the transactions contemplated by this Agreement.

     k)   Exhibits.  The exhibits and schedules referenced in this Agreement
          --------
          are a part of this Agreement as if fully set forth in this Agreement.

     l)   Governing Law.  This Agreement shall be governed by and construed in
          -------------
          accordance with the laws of the United States of America and the State of Colorado.

     m)   Arbitration.
          -----------

          i) Any controversy or claim arising out of or relating to this Agreement, including, without limitation, the making, performance, or interpretation of this Agreement, shall be settled by arbitration.

          ii) The parties may choose an arbitrator and rules of arbitration by mutual agreement. Unless the parties agree otherwise, the arbitration shall be conducted in Denver, Colorado in accordance with the then current Commercial Arbitration Rules of the American Arbitration Association in Denver, Colorado. The arbitration shall be held before a single arbitrator (unless otherwise agreed by the parties). The arbitrator shall be chosen from a panel of attorneys knowledgeable in the field of business law in accordance with the then current Commercial Arbitration Rules of the American Arbitration Association and judgment upon the award of the arbitrator may be entered in any court having jurisdiction thereof and any party to the arbitration may, if it so elects, institute proceedings in any court having jurisdiction for the specific performance of any such award. The powers of the arbitrator shall include the granting of injunctive relief. If the arbitration is commenced, the parties agree to permit reasonable discovery proceedings as determined by the arbitrator, including production of material documents, accounting of sources and uses of funds, interrogatories and the deposition of each party and any witness proposed by either party.

          iii) The parties agree that the arbitrator shall have no jurisdiction to consider evidence with respect to or render an award or judgment for punitive damages (or any other amount awarded for the purpose of imposing a penalty), incidental or consequential damages.

          iv) The arbitrator shall award all direct costs of the arbitration, including arbitrator's fees and arbitration filing fees to the substantially prevailing party. However, each party shall bear their own costs related to the arbitration, such as attorneys' fees,

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               deposition costs, copy costs, express delivery costs, travel costs, witness costs and postage.

          v) The arbitrator shall determine a schedule for the arbitration proceedings such that a final determination of the matter submitted to the arbitrator can be rendered and delivered to the parties within 150 days following the date that a demand for arbitration is filed.

          vi) The parties agree that all facts and other information relating to any arbitration arising under this Agreement shall be kept confidential to the fullest extent permitted by law.

                                     REAL EDUCATION, INC.


                                     By: /s/ Robert N. Helmick
                                        ------------------------------------
                                         Robert N. Helmick, President


                                     By: /s/ Mark Brodsky
                                        ------------------------------------
                                         Mark Brodsky, Individually

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                                  SCHEDULE A

                            COMPENSATION AND DUTIES

1) SALARY. For the period November 4, 1998 through July 31, 1999, compensation to the Employee shall be at the rate of $75,000 per year, payable on the Company's normal payroll dates.

2) SALARY ADJUSTMENT. Employee base compensation for the all periods after July 31, 1999 shall be at the rate as set by the Compensation Committee of the Company, payable on the Company's normal payroll dates.

3) STOCK OPTIONS. Company will grant to Employee, from time to time, during the period commencing on the date of this Agreement and ending on December 31, 1999 (the "Expiration Date"), the option to purchase from Company, at the then fair market value price as determined by the Board of Directors, one hundred (100) stock options for every ten (10) Sales (the term "Sale" is defined in paragraph 3 of Schedule B attached hereto). The option will provide for a five (5) year vesting period whereby the first twenty percent (20%) of the stock options will vest on January 1, 2000; the next 20% of the stock options will vest on September 1, 2000; the next 20% of the stock options will vest on September 1, 2001; the next 20% of the stock options will vest on September 1, 2002; and the final 20% of the stock options will vest on September 1, 2003.

4) BONUS/OTHER COMPENSATION. Employee bonus compensation, whether in cash, Company stock, or other consideration, may be provided to Employee as determined from time to time by the Board of Directors or the President of the Company; the Company has no requirement to provide Employee with bonus compensation of any type.

5) COMMISSIONS. Employee is to be eligible for commission as set forth in Schedule B attached here.

6) DUTIES. As Regional Vice President, Employee is responsible for the management of the Northeast Territory geographic sales region as determined by the Vice President of Sales. This territory currently includes Illinois, Wisconsin, Pennsylvania, New Jersey, New York, Massachusetts, Rhode Island, New Hampshire, Maine, Vermont, Connecticut, Michigan and Eastern Canada. Certain educational institutions in this territory are assigned to the Vice President of National Accounts. Employees duties include:

        .   Hiring and training Regional Managers;

        .   Direct management of the Regional Managers and Regional Coordinator;

        .   Minimizing cost of sales;

        .   Attaining regional sales goals;

        .   Negotiating contracts; and

        .   Making presentations to key prospects.

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7)   Employee`s duties may vary from time to time as determined by the Vice
     President of Sales and/or the President of the Company.

Employee acknowledges that he has read and fully understands all terms set forth
--------------------------------------------------------------------------------
in this Schedule A.
------------------


                                                   By: /s/  Mark Brodsky
                                                       -------------------
                                                       Mark Brodsky

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                                  SCHEDULE B

                               COMMISSIONS PLAN

                         (Effective September 1, 1998)

The Commission Plan for the Company, effective September 1, 1998, is as follows:

1)  QUALIFICATION FOR COMMISSION.   Certain full-time employees of the Company
Sales Department are eligible for commissions. Commissions are in addition to salary and other benefits. As Regional Vice President, Employee is eligible to receive commissions as described in the Company Commission Plan as described in this Schedule B.

2) COMMISSIONS EARNED. Regional Vice President commissions are earned when the Company and the education content provider (the "Educational Partner") sign a written client agreement, with terms substantially similar to the terms of the Company standard client agreement (a "Sale").

3) CALCULATION OF NEW CLIENT COMMISSION. The commission earned for each Sale to a new Educational Partner, for which Employee was the Regional Vice President of the primary Regional Manager for the Sale ("Sale"), shall be $1,000 for any Sale in Employee's Region with an Initial Payment (as defined in the standard client agreement) to the Company of $30,000. The commission earned for each Sale greater than $30,000 shall be $35 for each additional online course for which a Translation License Fee (as described in the standard client agreement) of $3,000 or more is paid to Real Education. The Company may, but is not required to, pay a commission for any Sale that does not result in an Initial Payment of at least $30,000.

4) CALCULATION OF UPSALE COMMISSION. The commission earned for the Sale of additional courses to existing Educational Partners shall be $35 for each new online course for which a Translation License Fee (as described in the standard client agreement) of $3,000 or more is paid to Real Education.

5) COMMISSION REDUCTION.

     a)   Technology Service Fees.  In the event that the schedule of Technology
          -----------------------
          Service Fees is less than as described in the standard client agreement, the commission amount may be reduced or eliminated.

     b)   Atypical Terms or Conditions.   Any client agreement that is approved
          ----------------------------
          with unusual payment terms and non-standard clauses, terms or conditions will be reviewed by the Vice President of Finance & Administration and may impact the amount and timing of commission payments.

     c)   Unusual Costs.  Any and all unusual costs, including larger than
          -------------
          average entertainment or travel costs, associated with any Sale may reduce the commission amount.

     d)   Travel Budget.  The commissions earned may be reduced by the amount
          -------------
          that the Employee exceeds his budget for travel expenses and by the amount that the Employee exceeds his budget for entertainment expenses.

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6)   PAYMENT OF COMMISSIONS.  Commissions will be paid in the pay period -- and on the normal payroll date -- following the receipt of the nonrefundable payment of Translation License Fees. If the nonrefundable payment of Translation License Fees is made in more than one payment, commissions will be paid, pro rata, as the nonrefundable payments of Translation License Fees are received. In the event that any part of the Translation License Fees are refundable, the commission will be paid in the pay period -- and on the normal payroll date -- when the contingency or contingencies giving rise to the potential refund is extinguished.

7)   MISCELLANEOUS.

     a)   Termination or Resignation. Upon termination of employment or
          --------------------------
          resignation of an employee, any commission earned but not paid, which becomes payable within 5 days of the date of the termination or resignation of the employee, shall be paid to the former employee.

     b)   Amendment to Commission Plan. This Commission Plan may be amended by
          ----------------------------
          the Company at any time and from time to time; provided however, that any such amendments shall only be effective beginning 30 days following the e-mail or other notice to the Sales Department of such amendment.

     c)   Resolution of Disputes.  Any dispute regarding the interpretation or
          ----------------------
          application of the Commission Plan, including the amount of any commission earned or to be paid, shall be submitted to the Vice President of Sales and the CFO of the Company. The Vice President of Sales and the CFO shall attempt to resolve the dispute, and shall file their recommendation or recommendations to the President of the Company. The President of the Company shall make a final determination of the dispute. The President's determination shall be binding on the
           Company and the Employee.

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                                  SCHEDULE C

All employees must abide by the following rules of the company:

1) HONESTY. Employees shall conduct their affairs with honesty and integrity and shall not engage in fraud, dishonesty or any act of material misconduct.

2) SIGNING AGREEMENTS. Employees shall not sign any document or agreement that reates a legally binding obligation on the Company. The only person authorized to sign agreements is the CEO, Robert Helmick.

3) WRITTEN AGREEMENT. All employees of the Company and all independent contractors of the Company must have a signed, written agreement with the Company prior to performing work for the Company.

Any violation of the above rules may result in disciplinary action, including termination of any employee found to have violated one or more of the above rules.

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                         [LETTERHEAD OF eCOLLEGE.COM]

                                March 12, 2001

Mark S. Brodsky
Vice President, Sales
10200 A East Girard Avenue
Denver, Colorado 80231

     Re:  Amendment to Employment Agreement
          ---------------------------------

Dear Mark,

I am writing to confirm that effective October 1, 2000 your salary is $140,000, and your target bonus, subject to the discretion of the Board of Directors, is $140,000. As of August 31, 2000, your title is Vice President of Sales.

This letter is intended to amend your Employment Agreement to reflect your new salary and/or title. The purpose of this letter is to express these changes only; no terms and conditions of your Employment Agreement, other than the terms that are expressly amended in this letter, are changed by this letter.

If you have any questions regarding this matter, please do not hesitate to contact me. Please acknowledge your understanding and acceptance of this amendment to your Employment Agreement by signing below and returning this document to the General Counsel on or before March 16, 2001.

Sincerely,


/s/ Douglas H. Kelsall
-----------------------------
Douglas H. Kelsall
Executive Vice President & CFO

Acknowledge and Accepted By:



/s/ Mark S. Brodsky
-----------------------------
Mark S. Brodsky
Vice President, Sales